Exhibit 3.7

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 04/20/2001
010192973 - 3383203

CERTIFICATE OF FORMATION

OF

BEAR CREEK COUNTRY KITCHENS, LLC

In accordance with the provisions of §18-201 of the Delaware Limited Liability Company Act, the undersigned, sole organizer of a Delaware limited liability company, hereby certifies as follows:

(1)                                 The name of the limited liability company is Bear Creek Country Kitchens, LLC.

(2)                                 The address of the registered office of the limited liability company in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned sole organizer has executed this Certificate of Formation this 19th day of April, 2001.

/s/ Kevin R. Schulz
Kevin R. Schulz
Sole Organizer

This instrument was drafted by, and after filing should be returned to, Kevin R. Schulz, Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.